As filed with the Securities and Exchange Commission on September 4, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eros international plc

(Exact name of registrant as specified in its charter)

Isle of Man (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

550 County Avenue

Secaucus, New Jersey 07094
(Address of Principal Executive Offices, Zip Code)

Eros International plc 2015 Share Plan Unapproved Option Awards Scheme 2015

(Full title of the plan)

Prem Parameswaran

550 County Avenue

Secaucus, New Jersey 07094

(Name and address of agent for service)

(201) 558-9021

(Telephone number, including area code, of agent for service)

Copies to:

Peter Wardle

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071
(213) 229-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
A ordinary share, par value GBP 0.30 per share
Eros International plc 2015 Share Plan Unapproved Option Awards Scheme 2015	2,500,000	$11.08	$27,700,000	$3,448.65

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the compensatory stock plan listed above.
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement further covers an indeterminate number of additional shares that may be issued under the compensatory plan listed above because of any future stock split, stock dividend or similar adjustment in Eros International Plc’s “A” ordinary shares.
(3)	The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee. Computed in accordance with Securities Act Rule 457(c) and (h) based upon the average of the high and low price per share of “A” ordinary shares on August 31, 2018, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed in accordance with General Instruction E to Form S-8 solely to register the issuance of an aggregate of up to 2,500,000 additional A ordinary shares, par value GBP 0.30 per share (the “Shares”) of Eros International Plc (the “Registrant”) available for issuance to eligible persons under the Eros International plc 2015 Share Plan Unapproved Option Awards Scheme 2015 (the “Plan”). The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on September 22, 2015 (File No. 333-207072) covering 650,000 Shares authorized for future issuance under the Plan and 200,000 Shares issuable pursuant to outstanding options under the Plan (the “Prior Registration Statement”). Except as supplemented by the information set forth herein, the contents of the Prior Registration Statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Memorandum of Association (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on April 24, 2012).

4.2	Articles of Association (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on April 24, 2012).

4.3	Form of A Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 5 to its Registration Statement on Form F-1 filed with the Commission on October 29, 2013).

5.1*	Opinion of Cains Advocates Limited.

23.1*	Consent of Cains Advocates Limited (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton India LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Eros International plc 2015 Share Plan Unapproved Option Awards Scheme 2015 (incorporated by reference to Exhibit 4.29 to the Registrant’s Annual Report on Form 20-F filed with the Commission on July 8, 2015).

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Secaucus, State of New Jersey, on September 4, 2018.

Eros International Plc

By:	/s/ Prem Parameswaran
Name:	Prem Parameswaran
Title:	President of North America and Group Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prem Parameswaran and Kishore Lulla, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Kishore Lulla	Chairman and Group Chief Executive Officer	September 4, 2018
Kishore Lulla	(Principal Executive Officer)

President of North America and
/s/ Prem Parameswaran	Group Chief Financial Officer	September 4, 2018
Prem Parameswaran	(Principal Financial and Accounting Officer)

/s/ Vijay Ahuja	Director	September 4, 2018
Vijay Ahuja

/s/ Sunil Lulla	Director	September 4, 2018
Sunil Lulla

/s/ Rishika Lulla Singh	Director	September 4, 2018
Rishika Lulla Singh

/s/ David Maisel	Director	September 4, 2018
David Maisel

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